Exhibit 5.1

Exhibit 5.1

April 12, 2010

PLX Technology, Inc.
870 Maude Avenue
Sunnyvale, CA 94085

Ladies and Gentlemen:

We have acted as counsel to PLX Technology, Inc., a Delaware corporation (the “Company”), in connection with the filing under the Securities Act of 1933, as amended (the “Securities Act”), of the registration statement on Form S-3 (the “Registration Statement”) to be filed on or about the date hereof by the Company with the Securities and Exchange Commission (the “SEC”).  The Registration Statement relates to the following securities: (i) shares of common stock of the Company, $0.001 par value (the “Common Stock”), and (ii) shares of the Company’s Common Stock represented by depositary shares (the “Depositary Shares”), evidenced by depositary receipts (the “Depositary Receipts”), which may be issued pursuant to one or more deposit agreements proposed to be entered into between the Company and a bank or trust company to be named (each, a “Deposit Agreement”), (such  Common Stock and Depositary Shares are collectively referred to herein as the “Offered Securities”), all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act for an aggregate offering price of up to $75,000,000.00.  A prospectus (the “Prospectus”) forms part of the Registration Statement, and the Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”).

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) certificate of incorporation and bylaws of the Company as amended and restated, (ii) resolutions of the Company’s Board of Directors pertaining to the matters described in this letter, (iii) the form of the Registration Statement, and (iv) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

As to any facts material to our opinion, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct, (ii) all signatures on all documents examined by us are genuine, (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents, (iv) each natural person signing any document reviewed by us had the legal capacity to do so and (v) any document under which, if applicable, the Offered Securities may be issued have been or will have been duly authorized, executed and delivered (other than on behalf of the Company) by persons with authority to sign in such capacity.

Based on the foregoing, we are of the opinion that:

1.
The Common Stock offered under the Registration Statement will be legally issued, fully paid and non-assessable, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, and provided that the shares of Common Stock have been delivered to the purchasers thereof against payment therefor; and

2.
When the Registration Statement has become effective under the Securities Act, the Deposit Agreement to be entered into between the Company and a bank or trust company selected by the Company to act as depositary thereunder (the “Depositary”) has been duly authorized, executed and delivered in accordance with applicable law, the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with applicable law and the Deposit Agreement, the Common Stock represented by the Depositary Shares has been duly authorized, validly issued, fully paid and non-assessable in accordance with applicable law and delivered to the Depositary and the Depositary Receipts evidencing the Depositary Shares have been executed and countersigned in accordance with applicable law and the Deposit Agreement and issued against deposit of the Common Stock and issued and sold as contemplated by the Registration Statement and the Deposit Agreement, and all of the foregoing actions are taken pursuant to the authority granted in the resolutions of the Company’s Board of Directors and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Depositary Receipts evidencing the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Shares and the Deposit Agreement.

This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. This opinion may not be relied upon by any person or entity other than you, quoted in whole or in part or otherwise referred to in any report or document, furnished to any other person or entity (other than your legal counsel and employees) or relied upon for any purpose other than in connection with consummating the transactions described herein without our prior written approval; provided, however, that we hereby consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the reference to us under the heading “Legal Matters” in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

Very Truly Yours,

/s/ Baker & McKenzie LLP

Baker & McKenzie LLP